Exhibit 10.33

LOAN AND SECURITY AGREEMENT

by and between

Redback Networks, Inc., as Borrower

and

Silicon Valley Bank, as Lender

December 27, 2002

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THIS LOAN AND SECURITY AGREEMENT (“Agreement”) dated December 27, 2002, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and REDBACK NETWORKS, INC., a Delaware corporation (“Borrower”), whose address is 300 Holger Way, San Jose, California 95134 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Capitalized terms used herein are defined in Section 14. Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2.	LOAN AND TERMS OF PAYMENT

2.1	Promise to Pay.

Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1	Revolving Advances.

                (a) Bank will make Advances not exceeding the Committed Revolving Line minus the sum of (i) all amounts for services utilized under the Cash Management Services Sublimit, and (ii) the FX Reserve (as defined in Section 2.1.2). Amounts borrowed under this section may be repaid and, pursuant to the terms hereof, reborrowed during the term of this Agreement.

                (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower’s deposit account maintained with the Bank in Account Number 3300324187 (which account shall be the Cash Collateral Account). Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

                (c) The Bank’s obligation to make Credit Extensions terminates on the Revolving Maturity Date, when all Advances are immediately payable.

                (d) Bank’s obligation to make Credit Extensions will terminate if, in Bank’s sole discretion, there has been (i) a material adverse change in (A) Borrower’s (1) general affairs, (2) management, (3) results of operation, (4) condition (financial or otherwise) or (B) the prospect of repayment of the Obligations, or (ii) any material adverse deviation by Borrower

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from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2	Foreign Exchange Sublimit.

                If there is availability under the Committed Revolving Line, Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency one (1) Business Day after the contract date (each, a “FX Forward Contract”). Bank will subtract ten percent (10%) of the U.S. Dollar value of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of the Committed Revolving Line minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, and (b) the amount of the outstanding principal balance of the Advances (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve.

2.1.3	Cash Management Services Sublimit.

                Borrower may use amounts not to exceed the Committed Revolving Line minus the sum of (a) the FX Reserve, and (b) the outstanding principal balance of the Advances for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (collectively, the “Cash Management Services”). The aggregate amount utilized for Cash Management Services (the “Cash Management Services Sublimit”) will at all times reduce the amounts available to be borrowed under the Committed Revolving Line or otherwise available for FX Forward Contracts under the Committed Revolving Line to the extent that such Cash Management Services involve the extension of credit by Bank to Borrower. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

2.2	Overadvances.

If Borrower’s aggregated Obligations under Sections 2.1.1, 2.1.2, and 2.1.3 exceed the Committed Revolving Line, Borrower must immediately pay Bank the excess.

2.3	Interest Rate, Payments.

                (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at two percent (2%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360-day year for the actual number of days elapsed.

                (b) Payments. Interest due on the Committed Revolving Line is payable monthly in arrears on the first day of each month. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Maturity Date.

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                (c) General Provisions.

                        (i) Bank may debit any of Borrower’s deposit accounts maintained by Borrower with Bank, including the Cash Collateral Account, for principal and interest payments owing or any other amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and applicable fees or additional interest accrue.

                        (ii) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section 2.3(d)(ii) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

2.4    Optional Prepayment and Termination. Borrower may, without penalty, at any time or from time to time, upon irrevocable written notice to Bank delivered to Bank not later than 12:00 Pacific time at least three (3) Business Days before such prepayment and termination (a “Prepayment Notice”), prepay the aggregate amount of the Credit Extensions and request termination of the Agreement. Such Prepayment Notice shall specify the date such prepayment is to be made (which date shall be the date of termination of this Agreement). If a Prepayment Notice is given by Borrower, Borrower shall make such prepayment, and such prepayment shall be due and payable on the date specified therein, together with accrued interest to such date. Upon Bank’s receipt of a Prepayment Notice, together with payment in full of the Obligations, this Agreement shall terminate.

2.5	Fees.

Borrower will pay:

                (a) Facility Fee. A fully earned, non-refundable facility fee of $50,000 on the Closing Date.

                (b) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement when due.

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3.	CONDITIONS OF LOANS

3.1	Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that the following have been satisfied, all in form and substance satisfactory to Bank:

(a) Borrower shall have executed and delivered the Loan Documents;

(b) Borrower shall have delivered the Operating Documents and a good standing certificate of Borrower from the State of Delaware and for each jurisdiction in which Borrower is qualified to transact business except where the failure to so qualify could reasonably be expected to have a Material Adverse Change;

(c) Borrower shall have delivered the Corporate Borrowing Resolutions;

(d) Borrower shall have delivered evidence that the Lien in favor of Wells Fargo Bank, N.A. has been terminated;

(e) Borrower shall have paid all reasonable costs and fees, including Bank Expenses, then due;

(f) Borrower shall have timely delivered an initial Payment/Advance Form;

(g) Borrower shall have deposited into the Cash Collateral Account Cash Collateral in an amount necessary such that, after giving effect to the initial Credit Extension, the Value of the Cash Collateral Account shall be equal to or greater than the Minimum Collateral Value. Borrower may request that Bank deposit the proceeds of such initial Credit Extension into the Cash Collateral Account in partial satisfaction of this condition precedent; and

(h) Borrower shall have delivered to Bank, in addition to the documents required in Section 3.2, all documents, certificates, and other assurances that Bank or its counsel may reasonably request.

3.2	Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form;

(b) the representations and warranties in Section 6 must be true in all material respects on the date of the Payment/Advance Form and on the effective date of each Credit Extension (except for representations or warranties relate to an earlier date), and no Event of Default may have occurred and be continuing or result from the Credit Extension. Each

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Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 6 remain true in all material respects (except for representations or warranties that relate to an earlier date); and

(c) the deposit by Borrower into the Cash Collateral Account of Cash Collateral in an amount necessary such that, after giving effect to each Credit Extension, the aggregate Value of the Pledged CDs together with the Value of the Cash Collateral Account (collectively, the “Total Collateral Value”), including the deposit by Bank of the proceeds of such Credit Extension therein, if any, shall be equal to or greater than the Minimum Collateral Value.

4.	CREATION OF SECURITY INTEREST

4.1	Grant of Security Interest.

(a) Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

(b) Borrower hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to Bank, and hereby grants to Bank, a continuing first priority security interest in and against all right, title and interest of the following, whether now or hereafter existing or acquired by Borrower (collectively and severally, the “Pledged Collateral”):

(i) All Cash Collateral, the Cash Collateral Account, and any Pledged CD issued from time to time and general intangibles arising therefrom or relating thereto (however, “general intangibles” as used in this clause shall not include any Intellectual Property of Borrower); and all documents, instruments and agreements evidencing the same; and all extensions, renewals, modifications and replacements of the foregoing; and any interest or other amounts payable in connection therewith;

(ii) All proceeds of the foregoing (including whatever is receivable or received when Pledged Collateral or proceeds is invested, sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Pledged Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Pledged Collateral but excluding any interest paid to Borrower pursuant to Section 5.3(c)); and

(iii) All renewals, replacements and substitutions of items of Pledged Collateral.

The pledge, assignment and grant of a security interest made by Borrower hereunder is for security of the Obligations only; the parties to this Agreement do not intend that Borrower’s

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delivery of the Pledged Collateral to Bank as herein provided will constitute an advance payment of any Obligations or liquidated damages, nor do the parties intend that the Pledged Collateral increase the dollar amount of the Obligations.

4.2	Authorization to File Financing Statements.

Borrower authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions, as Bank deems necessary, in order to protect or perfect Bank’s security interest in the Collateral.

4.3    Return of Pledged Collateral. If any proceeds of Pledged Collateral remain after all Obligations have been paid in full, Bank shall deliver such proceeds, including any outstanding Pledged CD, to Borrower or other Persons entitled thereto by law.

5.	DELIVERY AND MAINTENANCE OF CASH COLLATERAL

5.1    Delivery of Funds by Borrower. At least one (1) Business Day prior to a Funding Date (the “Deposit Date”), Borrower shall be obligated and hereby agrees to deliver to Bank immediately available funds in Dollars to be held in the Cash Collateral Account until evidenced by Pledged CDs (such delivery to be referred to in this Agreement as “delivery of Pledged Collateral”) an amount, if any, required to establish or maintain the Total Collateral Value (including after giving effect to the deposit in the Cash Collateral Account of the proceeds of an Advance made pursuant to a Payment/Advance Form) in an amount equal to the Minimum Collateral Value after giving effect to the Advance to be made by Bank pursuant to the Payment/Advance Form delivered by Borrower. Borrower covenants to maintain the Total Collateral Value at the Minimum Collateral Value, and upon receipt of notice from Bank that the Total Collateral Value is less than the Minimum Collateral Value, Borrower shall be, and hereby is, obligated to deliver additional Pledged Collateral in an amount required to maintain the Total Collateral Value at the Minimum Collateral Value. Notice of each delivery of Pledged Collateral shall be provided to Bank not less than three (3) Business Days prior to the Deposit Date, and Bank shall thereafter promptly execute and deliver a certificate of deposit information notice, in the form of Schedule B hereto.

5.2    Deposits Pending Purchase of Pledged CDs. Pending purchase of any Pledged CD or other application as provided herein, all Cash Collateral received by Bank shall be credited to and held by Bank in the Cash Collateral Account. The books and records of Bank shall reflect that such Cash Collateral Account and all Cash Collateral deposited therein are owned by Bank, subject to the terms of this Agreement.

5.3	Issuance and Redemption of Certificates of Deposit; Interest

                (a) Unless otherwise agreed to by Bank and Borrower in writing, upon the receipt of any deposit of Cash Collateral, Bank shall issue, and Borrower shall purchase, a Pledged CD in an aggregate amount equal to the Value of the Cash Collateral. Borrower shall, at all times, maintain the Pledged CDs with Bank. Bank will hold the Pledged CD as collateral security for the Obligations. Unless otherwise agreed to by Bank and Borrower, upon Borrower depositing any additional Cash Collateral with Bank in accordance with the terms of this Agreement, Bank will renew or cancel, at its option, an outstanding Pledged CD, and in

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exchange will issue, and Borrower shall purchase, a new Pledged CD, in an amount equal to the Value of the renewed or cancelled Pledged CD plus the Value of the additional Cash Collateral deposited with Bank. Upon surrender of a Pledged CD in connection with a withdrawal of less than all of the Cash Collateral represented by such Pledged CD, Bank will deposit the Value of the Pledged CD in the Cash Collateral Account and concurrently therewith issue, and Borrower shall purchase, a new Pledged CD in an amount equal to the aggregate Value of the Cash Collateral remaining in the Cash Collateral Account following the withdrawal. Bank may require the surrender of the Pledged CD to be renewed or cancelled as a condition to a withdrawal from the Cash Collateral Account, including any withdrawal required or permitted by this Agreement.

                (b) Each Pledged CD shall bear interest at the Pledged CD Rate. Borrower shall specify the initial Interest Period applicable to the Pledged CDs in connection with the notice of delivery of Pledged Collateral. Thereafter, Borrower shall notify Bank not less than five (5) Business Days prior to the end of each Interest Period of the duration of the subsequent Interest Period with respect to the Pledged CDs.

                (c) Provided (i) that the aggregate Value of the Pledged CDs is greater than the Minimum Collateral Value, and (ii) no Event of Default has occurred and is continuing, once monthly on the last Business Day of each month, Bank shall remit to Borrower the accrued interest on any Pledged CD with an Interest Period ending on such day or, at Borrower’s option, such accrued interest may be deposited into the Cash Collateral Account as Cash Collateral and included in the Value of the Pledged CD that may be purchased on such day.

5.4    Acknowledgment by Borrower that Requirements are Commercially Reasonable. Borrower acknowledges and agrees that the requirements set forth herein concerning receipt, deposit, withdrawal, allocation, application and distribution of Cash Collateral by Bank, including the requirements and time periods set forth in Section 5, are commercially reasonable.

5.5    Withdrawal of Surplus Collateral. Borrower may not withdraw Cash Collateral, except in the event that the Value of the Pledged CDs is greater than the Minimum Collateral Value and provided that an Event of Default is not then continuing or would not result from a release of any Pledged CD in the amount requested, then Borrower may request in writing to Bank that Bank release to Borrower Pledged Collateral in an amount (the “Surplus Collateral”) such that after giving effect to such release, the Value of the remaining Pledged CDs held by Bank hereunder shall be equal to or greater than the Minimum Collateral Value, as certified by Bank. Upon receipt of such notice, and subject to the terms and conditions of this Agreement, Bank shall release such Surplus Collateral to the Borrower on the next occurring last day of the next Interest Period. Notwithstanding the foregoing, Borrower may direct that any portion of the Cash Collateral be applied to repay any Advance so long as after giving effect to such repayment the aggregate Value of the Pledged CDs shall be greater than or equal to the Minimum Collateral Value.

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6.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

6.1	Designated Senior Debt.

Borrower shall designate the Loan Documents as “Designated Senior Debt” (as that term is defined in that certain Indenture from Borrower, as issuer, to Norwest Bank Minnesota, National Association, as trustee, dated March 29, 2000, as modified by that certain First Supplemental Indenture between Borrower, as issuer, and Wells Fargo Bank Minnesota, National Association, (formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Trustee”)). The Indenture, as modified by the First Supplemental Indenture, shall hereinafter be referred to as the “Indenture,” and the Loan Documents shall constitute Designated Senior Debt for purposes of the Indenture.

6.2	Due Organization and Authorization.

Borrower and each Subsidiary disclosed in Borrower’s public filings with the Securities Exchange Commission is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement in which the default could reasonably be expected to cause a Material Adverse Change.

6.3	Collateral.

Borrower has good title to the Collateral and Pledged Collateral, free of Liens except Permitted Liens. Borrower’s Inventory, in the aggregate, is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property owned by it, except for non-exclusive licenses granted to its customers in the ordinary course of business.

6.4	Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

6.5	No Material Adverse Change in Financial Statements.

The consolidated financial statements for Borrower as of and for the year ended December 31, 2001, and as of and for the nine (9) months ended September 30, 2002, fairly

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present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

6.6	Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

6.7	Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all (a) required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (b) filings required by the Securities and Exchange Commission. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

6.8	Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

6.9	Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. Bank recognizes that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

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7.	AFFIRMATIVE COVENANTS

Borrower will do all of the following for so long as Bank has an obligation to lend or there are outstanding Obligations:

7.1	Government Compliance.

Borrower will maintain its and all Subsidiaries’ legal existence and good standing in their jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

7.2	Financial Statements, Reports, Certificates.

(a) Borrower will deliver to Bank: (i) within five (5) days of filing, copies of all statements, reports, and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $5,000,000 or more; and (iii) regularly-prepared budgets, sales projections, operating plans or other financial information Bank reasonably requests.

(b) Borrower will deliver to Bank with its Forms 10-K and 10-Q a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

(c) Borrower will allow Bank to audit Borrower’s Accounts at Borrower’s reasonable expense. Such audits will be conducted no more often than every calendar year unless an Event of Default has occurred and is continuing.

7.3	Inventory.

Borrower will keep its Inventory, in the aggregate, in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.

7.4	Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

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7.5	Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower’s industry. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank’s request, Borrower will deliver evidence of insurance and evidence of all premium payments. Proceeds payable under any policy will, so long as an Event of Default has occurred and is continuing, be payable to Bank on account of the Obligations.

7.6	Protection of Intellectual Property Rights.

Borrower will, to the extent determined to be prudent by Borrower (a) protect, defend, and maintain the validity and enforceability of the Intellectual Property owned or used by it and promptly advise Bank of any material infringements, and (b) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited, or dedicated to the public without Bank’s consent.

7.7	Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to effect the purposes of this Agreement, including, within thirty (30) days from the date hereof, delivering evidence that the Lien in favor of the State of California Employment Development Department has been terminated.

8.	NEGATIVE COVENANTS

Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

8.1	Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (c) of worn-out or obsolete Equipment; or (d) otherwise in an amount not to exceed $1,000,000 in the aggregate.

8.2	Changes in Control, Business.

Permit or suffer any Change in Control or engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto.

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8.3	Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except for acquisitions where the consideration paid by the Borrower is either (a) Borrower’s stock or (b) some combination of Borrower’s stock and not more than $10,000,000 in cash, in each case, where immediately before, and after giving effect to such transaction, no Event of Default exists or would exist. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

8.4	Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

8.5	Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, in each case other than Permitted Liens.

8.6	Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so.

8.7	Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s-length transaction with a non-affiliated Person.

8.8	Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

8.9	Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or

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would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

9.	EVENTS OF DEFAULT

Any one of the following is an Event of Default:

9.1	Payment Default.

If Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

9.2	Covenant Default.

If Borrower does not perform any obligation in Sections 5 or 7 (within the applicable time periods, if any, related thereto) or violates any covenant in Section 8; or

If Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower’s attempts to cure such default within the ten (10) day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than thirty (30) days) to attempt to cure the default. During the additional cure period, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during any cure period);

9.3	Material Adverse Change.

If there (a) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (b) is a material impairment of the prospect of repayment of any portion of the Obligations;

9.4	Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made while (a) the stay is in effect, or (b) Borrower contests the action, whichever is applicable);

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9.5	Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

9.6	Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $5,000,000 or that could cause a Material Adverse Change;

9.7	Judgments.

If a money judgment(s) (not covered by insurance) in the aggregate of at least $10,000,000 is rendered against Borrower and is unsatisfied and unstayed for ten (10) days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

9.8	Misrepresentations.

If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank to induce Bank to enter this Agreement or any Loan Document.

10.	BANK’S RIGHTS AND REMEDIES

10.1	Rights and Remedies.

  When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 9.5 occurs, all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(e) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay,

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purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(f) Terminate any FX Forward Contracts;

(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(h) Dispose of the Collateral according to the Code; and

(i) Exercise its rights under the Indenture, including, but not limited to, delivering a Payment Blockage Notice (as defined in the Indenture) to the Trustee pursuant to the terms of the Indenture.

10.2	Power of Attorney.

  Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to (a) endorse Borrower’s name on any checks or other forms of payment or security, (b) sign Borrower’s name on any invoice or bill of lading for any Accounts or drafts against account debtors, and (c) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

10.3	Bank Expenses.

  If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 7.5 and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

10.4	Remedies Cumulative.

  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or

15.

acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

10.5	Demand Waiver.

  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

11.	NOTICES

  All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

12.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

  California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13.	GENERAL PROVISIONS

13.1	Successors and Assigns.

  This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

13.2	Indemnification.

  Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from or consequential to transactions between Bank

16.

and Borrower (including reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

13.3	Time of Essence.

  Time is of the essence for the performance of all obligations in this Agreement.

13.4	Severability of Provision.

  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5	Amendments in Writing, Integration.

  All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

13.6	Counterparts.

  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

13.7	Survival.

  All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 13.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

13.8	Confidentiality.

  In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (a) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (b) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (c) as required by law, regulation, subpoena, or other order, (d) as required in connection with Bank’s examination or audit, and (e) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (x) is in the public domain or in Bank’s possession when initially disclosed to Bank by Borrower, or becomes part of the public domain after disclosure to Bank, or (y) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

17.

13.9	Attorneys’ Fees, Costs and Expenses.

  In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

14.	DEFINITIONS

14.1	Definitions.

  In this Agreement:

“Accounts” is defined on Exhibit A hereto.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all reasonable audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Cash Collateral” shall mean (a) all cash of Borrower which Borrower has delivered to Bank for deposit pursuant to this Agreement, and (b) any additional money delivered to Bank as Pledged Collateral.

“Cash Collateral Account” shall mean the deposit account maintained or owned by Bank (Account Number 3300324187) into which Advances and Cash Collateral may be deposited at any time and held or carried from time to time.

“Cash Management Services” are defined in Section 2.1.3.

“Change in Control” shall have the meaning ascribed to it in the Indenture.

“Closing Date” is the date of this Agreement.

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“Code” is the Uniform Commercial Code, as applicable.

“Collateral” is the property described on Exhibit A hereto.

“Committed Revolving Line” is $15,000,000.

“Consolidated” refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” means (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Borrower) or acquired by Borrower, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Corporate Borrowing Resolutions” means those resolutions executed and delivered by Borrower to Bank in accordance with Section 3.1(c), substantially in the form of Exhibit D, with appropriate insertions.

“Credit Extension” is each Advance, Exchange Contract, Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Deposit Accounts” is defined on Exhibit A hereto.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule A.

19.

“Dollars”, “dollars” and “$” shall mean lawful money of the United States of America.

“Equipment” is defined on Exhibit A hereto.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“FX Forward Contract” is defined in Section 2.1.2.

“FX Reserve” is defined in Section 2.1.2.

“GAAP” is generally accepted accounting principles.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations, and (e) synthetic lease obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is defined on Exhibit A hereto.

“Interest Determination Date” shall mean the date of delivery of the Pledged Collateral and the date of the commencement of each Interest Period.

“Interest Period” shall mean the period commencing initially on the date of delivery of the Pledged Collateral and thereafter on the date immediately following the end of any such initial period or subsequent period, and ending on the last Business Day of the month ending approximately 7, 30, 60, 90, 180, 270 or 360 days thereafter.

“Inventory” is defined on Exhibit A hereto.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower relating to this Agreement, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is defined in Section 9.3.

20.

“Minimum Collateral Value” shall mean, as of any date, an amount equal to 105% of the aggregate amount of the outstanding principal balance of the Advances.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Operating Documents” shall mean the Borrower’s certificate of incorporation, as currently filed with the State of Delaware, and its bylaws in current form, each with all future modifications and amendments thereto.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and shown on the Schedule;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness secured by Permitted Liens;

(f) Indebtedness related to synthetic lease obligations; and

(g) Other Indebtedness not exceeding $500,000 in the aggregate.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Closing Date;

(b) Investments in Subsidiaries so long as such investments are approved by Borrower’s Board of Directors; and

(c) Investments pursuant to a written investment policy that has been formally adopted or otherwise approved by Borrower’s Board of Directors.

“Permitted Liens” are:

(a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

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(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Liens in connection with capital leases or purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

(e) Leases or subleases granted in the ordinary course of Borrower’s business, and easements, rights-of-way, and similar encumbrances affecting real property, including in connection with Borrower’s leased premises or leased property;

(f) Carriers’, landlords’, warehousemen’s, mechanics’, or similar liens arising in the ordinary course of business;

(g) Pledges, deposits, or bonds arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance or the like or in connection with statutory obligations, surety, and appeal bonds and the like; or

(h) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (g), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged CD” shall mean any and all certificates of deposit issued to Borrower by Bank pursuant to and in accordance with Section 5.

“Pledged CD Rate” shall mean, for any Interest Determination Date, Bank’s prevailing commercial rate in effect on such day.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate, but in any event shall not be less than four and twenty-five one hundredths percent (4.25%).

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Maturity Date” is December 26, 2003.

22.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is (a) debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank pursuant to a written subordination agreement in a manner and form acceptable to Bank and approved by Bank in writing, and (b) Borrower’s convertible subordinated notes issued by the Borrower pursuant to the Indenture, due April 1, 2007, in the aggregate amount of $500,000,000.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Trademark” means (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

“Value” shall mean with respect to any Cash Collateral Account, Pledged CD or Cash Collateral on any date, a dollar value determined as follows (without duplication):

(a) cash shall be valued at its face amount on such date;

(b) a Cash Collateral Account shall be valued at the principal balance thereof on such date; and

(c) a Pledged CD shall be valued at the face amount thereof.

[Signature page follows.]

23.

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as of the date first written above.

BORROWER:

REDBACK NETWORKS, INC.

By:	/s/ JEFFREY L. WEST
Title:	Vice President and Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ FREDERICK (“BUZZ”) KREPPEL
Title:	Senior Vice President

24.

EXHIBIT A

“Collateral” means of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter acquired or arising, and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles, excluding Intellectual Property; all Investment Property; all Other Property; and any and all claims, rights and interests in any of the foregoing, and all guaranties and security for any of the foregoing, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the foregoing, and all Borrower’s Books relating to any of the foregoing.

Notwithstanding the foregoing, although the Collateral shall not be deemed to include any Intellectual Property, the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

As used in this Agreement and in this Exhibit, the following terms have the following meanings:

“Accounts” means all present and future “accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit, whether maintained with Bank or other institutions.

“Equipment” means all present and future “equipment” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“General Intangibles” means all present and future “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

25.

“Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means all present and future “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated,

“Other Property” means (a) the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims”, “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and (b) all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

26.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.M. P.S.T.

Fax To:	Date: _________________

☐ Loan Payment:

Redback Networks, Inc. (Borrower)

From Account #		To Account #

	(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

☐ LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #

	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00 pm, P.S.T.

Beneficiary Name:	________________________________	Amount of Wire: $	__________________________

Beneficiary Bank:	________________________________	Account Number:	__________________________

City and State:	________________________________

Beneficiary Bank Transit (ABA) #:	__ __ __ __ __ __ __ __	Beneficiary Bank Code (Swift, Sort, Chip, etc.):	_____

(For International Wire Only)
Intermediary Bank:	______________________________	Transit (ABA) #:	________________________________

For Further Credit to:	_________________________________________________________________________________________

Special Instruction:	_________________________________________________________________________________________

27.

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreement(s) covering funds transfer service(s), which agreement(s) were previously received and executed by me (us).

Authorized Signature: ________________________________	2nd Signature (If Required):____________________________

Print Name/Title: ___________________________________	Print Name/Title:____________________________________

Telephone # _______________________________________	Telephone # ________________________________________

28.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

FROM:	REDBACK NETWORKS, INC.

The undersigned authorized officer of Sample documents (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Form 10-Q + CC	Quarterly within 5 days of filing with SEC	Yes No
Form 10-K + CC	Annually within 5 days of filing with SEC	Yes No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,
Redback Networks, Inc.	Received by: ___________________________________________ AUTHORIZED SIGNER

__________________________________________________ SIGNATURE	Date: _________________________________________________
__________________________________________________ TITLE	Verified: ______________________________________________ AUTHORIZED SIGNER
__________________________________________________ DATE	Date: _________________________________________________
Compliance Status: Yes No

29.

Exhibit D

CORPORATE BORROWING RESOLUTIONS

Borrower:	Redback Networks, Inc.	Bank:	Silicon Valley Bank
	300 Holger Way		3003 Tasman Drive
	San Jose, CA 95134		Santa Clara, CA 95954

I, the Secretary or Assistant Secretary of Redback Networks, Inc. (“Borrower”), Certify that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower’s Directors (or by other authorized corporate action) duly held the following resolutions (the “Resolutions”) were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAMES	POSITIONS	ACTUAL SIGNATURES

may act for Borrower and:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

30.

I certify that the persons listed above are Borrower’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

Certified To and Attested By:

X ______________________________________

            *Secretary or Assistant Secretary

X ______________________________________

*	NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

31.

SCHEDULE A

Disclosure Schedule

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement): ____________________________________________________________________________________________________________

Borrower’s state of formation: ___________________________________________________________________________________

Borrower has operated under only the following other names (if none, so state): ____________________________________________________________________________________________________________

All other addresses at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses): ____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Borrower has deposit accounts and/or investment accounts located only at the following institutions (include account numbers):

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

____________________________________________________________________________________________________________

32.

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Tax ID Number: __________________________________________________________________________

Organizational Number, if any: _______________________________________________________________

33.

SCHEDULE B

NOTICES OF DELIVERY OF PLEDGED COLLATERAL

To: Silicon Valley Bank

Fax: [                ]

Telephone: [                    ]

From: Redback Networks, Inc.

Date: ________________________

Collateral Funding Notice

On ________________________, Redback Networks, Inc. (the “Company”) will deposit $___________ in the Cash Collateral Account as required per the Loan and Security Agreement dated December ___, 2002, by and between the Company and Silicon Valley Bank.

Please provide indicative rates for Negotiable Certificate of Deposits for $________________________ for terms of 7, 30, 60, 90, 180, 270 and 360 days.

Signed: _____________________________

                    Redback Networks, Inc.

To: Redback Networks, Inc.

Attn: ____________________________

Fax: _____________________________

Telephone: ________________________

From: Silicon Valley Bank

Date: ____________________________

CD Information Notice

Per your request dated ________________________, for collateral deposits to be deposited on ________________________, we provide the following indicative rates:

Negotiable Certificates of Deposit:

Amount                 Term                 Indicative Rate                     Maturity Date

Signed: ____________________________

                    Silicon Valley Bank

34.